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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81243), pertaining to the 1992 Stock Option Plan and the 1993 Non-Employee Directors' Equity Incentive Plan, and in the Registration Statements on Form S-3 (Nos. 333-25661, 333-32159, 333-23085, 333-17501 and
333-03507) of our report dated February 14, 2000 with respect to the consolidated financial statements of Questcor Pharmaceuticals, Inc. (formerly Cypros Pharmaceutical Corporation) included in this Annual Report (Form 10-K) for the five month period ended December 31, 1999.

Our audits also included the consolidated financial statement schedule of Questcor Pharmaceuticals, Inc. listed in Item 14(a). This schedule is the responsibility of Questcor's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 28, 2000